                                                                Exhibit No. 99.1

                          MEDIA:                ANALYSTS:
                          Ronald R. Gruendl     Donald J. MacLeod
                          (412) 234-7157        (412) 234-5601
                                                David T. Lamar
                                                (412) 234-4633

FOR IMMEDIATE RELEASE

               MELLON REPORTS RECORD FIRST QUARTER 1998 RESULTS,
                        INCREASES COMMON STOCK DIVIDEND

 . Earnings Per Share Increases to $.78 Per Share, Up 13 Percent Over Same Period
  Last Year
 . Return on Common Equity is 21.6 Percent and Return on Assets is 1.89 Percent
 . Tangible Earnings Per Share Increases to $.88, up 14 Percent Over Same Period
  Last Year
 . Return on Tangible Common Equity is 43.3 Percent and Return on Tangible Assets
  is 2.18 Percent
 . Quarterly Common Dividend Increases 9 Percent to 36 Cents Per Share

Financial Highlights                                      Quarter ended
(dollar amounts in millions,                   March 31,    Dec. 31,   March 31,
except per share amounts)                      1998         1997       1997
Diluted earnings per common share              $.78         $.75       $.69
Diluted tangible earnings per common share     $.88         $.83       $.77
Net income applicable to common stock          $206         $191       $182
Tangible net income applicable to
 common stock                                  $231         $212       $203
Return on common equity (annualized)           21.6%        21.2%      21.2%
Return on tangible common equity (annualized)  43.3%        38.3%      36.3%
Return on assets (annualized)                  1.89%        1.75%      1.83%
Return on tangible assets (annualized)         2.18%        2.00%      2.09%
Fee revenue as a percentage
 of total revenue (FTE)                          66%          66%        59%
Efficiency ratio excluding
 amortization of intangibles                     62%          65%        59%

PITTSBURGH, April 21, 1998--Mellon Bank Corporation (NYSE: MEL) today reported record first quarter 1998 diluted earnings per common share of 78 cents, an increase of 13 percent, compared with 69 cents per common share in the first quarter of 1997. Net income applicable to common stock in the first quarter of 1998 was $206 million, an increase of 13 percent, compared with $182 million in the first quarter of 1997. Diluted tangible earnings per common share totaled 88 cents in the first quarter of 1998, an increase of 14 percent compared with 77 cents in the first quarter of 1997. Diluted earnings per common share totaled 75 cents, and net income applicable to common stock was $191 million in the fourth quarter of 1997.

                                    -more-

Mellon Reports Earnings
April 21, 1998
Page 2

     "We're pleased with this outstanding financial performance that produced record first quarter 1998 results which should continue to place the Corporation among the industry leaders," said Frank V. Cahouet, Mellon chairman, president and chief executive officer.

     The Corporation increased its quarterly common dividend by 9 percent to 36 cents per share. Dividends on the Corporation's common stock are payable on May 15, 1998, to shareholders of record at the close of business on April 30, 1998.

     Annualized return on common shareholders' equity and return on assets were
21.6 percent and 1.89 percent, respectively, in the first quarter of 1998, compared with 21.2 percent and 1.83 percent, respectively, in the first quarter of 1997 and 21.2 percent and 1.75 percent, respectively, in the fourth quarter of 1997. Annualized return on tangible common shareholders' equity and return on tangible assets were 43.3 percent and 2.18 percent, respectively, in the first quarter of 1998, compared with 36.3 percent and 2.09 percent, respectively, in the first quarter of 1997 and 38.3 percent and 2.00 percent, respectively, in the fourth quarter of 1997.

     Net interest revenue, on a fully taxable equivalent basis, for the first quarter of 1998 was $367 million, down $6 million compared with $373 million in the prior-year period and up $5 million from $362 million in the fourth quarter of 1997. The decrease from the prior-year period primarily resulted from funding costs related to the repurchase of common stock, the December 1997 transfer of CornerStone(sm) credit card loans into an accelerated resolution portfolio, and preferred stock redemptions, primarily offset by the favorable effect of acquisitions and loan growth.


     Fee revenue was $698 million in the first quarter of 1998, up $162 million, or 30 percent, compared with $536 million in the first quarter of 1997 and up $34 million, or 5 percent, compared with $664 million in the fourth quarter of 1997, excluding the $43 million gain on the sale of the corporate trust business recorded in the fourth quarter. The increase from the prior-year period was primarily attributable to higher trust and investment fees resulting from the mid-1997 Buck Consultants, Inc. acquisition, an increase in the market value of assets under management and new business, as well as higher foreign exchange fees. Excluding the $78 million of fee revenue in the first quarter of 1998 related to the Buck acquisition, fee revenue increased $84 million, or 16 percent, compared with the prior-year period.

     Operating expense before trust-preferred securities expense and net revenue from acquired property for the first quarter of 1998 was $697 million, up $132 million from $565 million in the first quarter of 1997 and down $25 million from $722 million in the fourth quarter of 1997. The increase from the prior-year period primarily resulted from the Buck and Dreyfus Brokerage Services acquisitions in 1997, the Mellon United National Bank and Mellon 1st Business Bank acquisitions in February 1998, and business growth.


                                    -more-

Mellon Reports Earnings
April 21, 1998
Page 3

     Credit quality expense was $14 million in the first quarter of 1998, compared with $22 million in the first quarter of 1997, reflecting a $10 million decrease in the provision for credit losses. Credit quality expense was $61 million in the fourth quarter of 1997, reflecting additional provision for credit losses related to the credit card portfolio. Nonperforming assets totaled $191 million at March 31, 1998, compared with $181 million at Dec. 31, 1997, and $170 million at March 31, 1997. The ratio of nonperforming assets to total loans and net acquired property was .63 percent at March 31, 1998, compared with .62 percent at both Dec. 31, 1997, and March 31, 1997.

     A broad-based financial services company with a bank at its core, Mellon Bank Corporation ranks among the nation's largest bank holding companies in market capitalization. With more than $300 billion of assets under management and $1.5 trillion of assets under administration, Mellon provides a full range of banking, investment and trust products and services to individuals and small, midsize and large businesses and institutions. Its mutual fund companies, The Dreyfus Corporation and Founders Asset Management, places Mellon as the leading bank manager of mutual funds. Headquartered in Pittsburgh, Mellon's principal subsidiary is Mellon Bank, N.A.

     Press releases and other information about Mellon Bank Corporation and its products and services are available at www.mellon.com on the Internet. For Mellon press releases by fax, call 1 800 758-5804, identification number 552187.

                                      ###

Mellon Reports Earnings
April 21, 1998
Page 4


Tangible Operating Results
--------------------------

Except for the merger with Dreyfus, which was accounted for under the "pooling of interests" method, the Corporation has been required to account for business combinations under the "purchase" method of accounting. The purchase method results in the recording of goodwill and other identified intangibles that are amortized as noncash charges in future years into operating expense. The pooling of interests method does not result in the recording of goodwill or intangibles. Since goodwill and intangible amortization expense does not result in a cash expense, the economic value to shareholders under either accounting method is essentially the same. Results, excluding the impact of intangibles, are shown in the table below.


                                                          Quarter ended
                                               ---------------------------------
(in millions, except per share amounts;        March 31,    Dec. 31,   March 31,
 ratios annualized)                                 1998        1997        1997
--------------------------------------------------------------------------------
Net income applicable to common stock            $   206     $   191     $   182
After-tax impact of amortization of
  intangibles from purchase acquisitions              25          21          21
--------------------------------------------------------------------------------
    Tangible net income applicable
      to common stock                            $   231     $   212     $   203
    Tangible earnings per
      common share - diluted                     $   .88     $   .83     $   .77

Average common equity                            $ 3,873     $ 3,573     $ 3,490
Average goodwill and other
 identified intangibles                            1,711       1,378       1,223
--------------------------------------------------------------------------------
    Average tangible common equity               $ 2,162     $ 2,195     $ 2,267
Return on tangible common equity                   43.3%       38.3%       36.3%

Average total assets                             $46,229     $44,266     $42,187
Average tangible assets                          $44,518     $42,888     $40,964
Return on tangible assets                          2.18%       2.00%       2.09%
--------------------------------------------------------------------------------

Tangible results for the first quarter of 1998, compared with the first quarter of 1997, reflect the effect of the acquisitions of Buck Consultants,

Mellon Reports Earnings
April 21, 1998
Page 5


Inc. (Buck) in mid-1997, Dreyfus Brokerage Services, Inc. in November 1997, and Mellon United National Bank and Mellon 1st Business Bank in February 1998.

Net Interest Revenue
--------------------
                                                     Quarter ended
                                           ----------------------------------
                                           March 31,    Dec. 31,   March 31,
(in millions)                                   1998        1997        1997
-----------------------------------------------------------------------------
Net interest revenue (FTE)                      $367        $362        $373
Net interest margin (FTE)                      4.06%       4.07%       4.37%
Average securities                           $ 5,301     $ 5,293     $ 6,018
Average loans                                $29,389     $28,476     $27,404
Average interest-earning assets              $36,644     $35,325     $34,615
----------------------------------------------------------------------------

The $6 million decrease in fully taxable equivalent net interest revenue in the first quarter of 1998, compared with the first quarter of 1997, primarily resulted from the funding costs related to the repurchase of common stock, the effect of the December 1997 transfer of $231 million of CornerStone(sm) credit card loans into an accelerated resolution portfolio and preferred stock redemptions. Primarily offsetting these factors were the favorable impacts of the Mellon United National Bank, Mellon 1st Business Bank and Dreyfus Brokerage Services, Inc. acquisitions, net of funding costs, and loan growth.

Excluding the effect of the acquisitions, average loans in the first quarter of 1998 grew by approximately $1.1 billion, compared with the prior-year period, primarily in the residential mortgage warehouse portfolio and wholesale lending.

Mellon Reports Earnings
April 21, 1998
Page 6


Credit Quality Expense and Net Credit Losses
--------------------------------------------

                                                  Quarter ended
                                        ----------------------------------
                                        March 31,    Dec. 31,   March 31,
(in millions)                                1998        1997        1997
--------------------------------------------------------------------------
Provision for credit losses                  $ 15       $  73        $ 25
Net revenue from acquired property             (1)        (12)         (3)
--------------------------------------------------------------------------
   Credit quality expense                    $ 14       $  61        $ 22
--------------------------------------------------------------------------

Net credit (losses) recoveries:
 Domestic:
  Credit card                                $ (9)      $ (20)       $(31)
  Other consumer credit                        (3)         (4)         (3)
  Commercial real estate                       (4)        (15)          2
  Commercial and financial                     (2)         (2)         (5)
--------------------------------------------------------------------------
   Total domestic                             (18)        (41)        (37)
 International                                  -           -           5
--------------------------------------------------------------------------
Net credit losses                             (18)        (41)        (32)
Credit losses on assets held
 for accelerated resolution                     -         (65)          -
--------------------------------------------------------------------------
   Total net credit losses                   $(18)      $(106)       $(32)
--------------------------------------------------------------------------
Annualized net credit losses
 to average loans                            .24%       1.48%        .48%
Annualized net credit losses to
 average loans excluding net
 credit losses on assets held for
 accelerated resolution                      .24%        .56%        .48%
--------------------------------------------------------------------------

Credit quality expense in the first quarter of 1998 decreased $8 million compared with the first quarter of 1997, as a result of a $10 million decrease in the provision for credit losses partially offset by a $2 million decrease in net revenue from acquired property. The decrease in the provision for credit losses primarily resulted from lower credit card net credit losses following the December 1997 transfer of $231 million of CornerStone(sm) credit card loans into an accelerated resolution portfolio.

Net credit losses decreased $14 million, compared with the first quarter of 1997, primarily as a result of a $22 million decrease in credit card net credit losses, partially offset by lower international loan recoveries.

Mellon Reports Earnings
April 21, 1998
Page 7


Credit quality expense in the first quarter of 1998 decreased $47 million compared with the fourth quarter of 1997, as a result of a $58 million decrease in the provision for credit losses partially offset by an $11 million decrease in net gains on the sale of OREO properties. The higher provision for credit losses in the fourth quarter of 1997 was primarily made in response to the $65 million of credit losses recorded upon the transfer of CornerStone(sm) credit card loans to an accelerated resolution portfolio.

Net credit losses decreased by $88 million, compared with the fourth quarter of 1997, primarily due to the decrease in credit card net credit losses as well as lower commercial real estate net credit losses. The net carrying value of the accelerated resolution portfolio was $130 million at March 31, 1998, compared with $157 million at December 31, 1997. The Corporation expects a significant reduction in credit card net credit losses throughout 1998 as a result of the actions taken on the CornerStone(sm) portfolio in December 1997.

Mellon Reports Earnings
April 21, 1998
Page 8


Noninterest Revenue
-------------------
                                                   Quarter ended
                                         -----------------------------------
                                         March 31,    Dec. 31,   March 31,
(in millions)                                 1998        1997        1997
----------------------------------------------------------------------------
Fee revenue:
Trust and investment revenue:
  Investment management:
    Mutual fund                               $100        $100        $ 87
    Private asset                               52          51          42
    Institutional asset                         50          48          37
----------------------------------------------------------------------------
      Total investment management revenue      202         199         166
  Administration/custody/consulting:
    Mutual fund                                 33          36          30
    Private asset                                4           4           4
    Institutional trust                         92          94          66
    Benefits consulting                         55          54           -
----------------------------------------------------------------------------
      Total administration/
        custody/consulting revenue             184         188         100
----------------------------------------------------------------------------
Total trust and investment fee revenue         386         387         266
Cash management and deposit
  transaction charges                           61          65          56
Mortgage servicing fees                         55          56          51
Foreign currency and securities
  trading revenue                               41          36          25
Credit card fees                                24          24          24
Gain on sale of corporate trust business         -          43           -
Other                                          131          96         114
----------------------------------------------------------------------------
    Total fee revenue                          698         707         536
Gains on sale of securities                      -           -           -
----------------------------------------------------------------------------
    Total noninterest revenue                 $698        $707        $536
----------------------------------------------------------------------------
Fee revenue as a percentage of
  total revenue (FTE)                          66%         66%         59%
Trust and investment fee revenue as
  a percentage of total revenue (FTE)          36%         36%         29%
----------------------------------------------------------------------------


Fee revenue increased $162 million, or 30%, in the first quarter of 1998, compared with the first quarter of 1997. Excluding $78 million of revenue resulting from the Buck acquisition, fee revenue increased $84 million, or 16%, compared with the prior-year period.

The $120 million, or 45%, increase in trust and investment fees in the first quarter of 1998, compared with the prior-year period, reflects $55 million of

Mellon Reports Earnings
April 21, 1998
Page 9


benefits consulting fees and $23 million of institutional trust fees from Buck. Excluding the Buck fees, trust and investment fees increased $42 million, or 16%, compared with the first quarter of 1997.

The $36 million increase in investment management revenue resulted from a $13 million, or 15%, increase in mutual fund management revenue, a $10 million, or 22%, increase in private asset management revenue and a $13 million, or 35%, increase in institutional asset management revenue. These increases resulted from an increase in the market value of assets under management and new business. Average net assets of proprietary funds managed at Dreyfus in the first quarter of 1998 were $97 billion, up $12 billion from $85 billion in the first quarter of 1997 and up $4 billion from $93 billion in the fourth quarter of 1997. The increase from the prior-year periods primarily resulted from increases in average net assets of equity mutual funds and taxable money market funds. Equity mutual funds averaged $23 billion in the first quarter of 1998, compared with $16 billion in the first quarter of 1997, and had a period-end total at March 31, 1998 of $26 billion. With the acquisition of Founders Asset Management, LLC., on April 1, 1998, proprietary equity mutual funds now total more than $31 billion.

Administration/custody/consulting fee revenue increased $84 million in the first quarter of 1998 compared with the first quarter of 1997 and included $55 million of benefits consulting fees and $23 million of institutional trust fees resulting from the Buck acquisition. Institutional trust fees increased $6 million, or 10%, compared with the prior-year period, excluding

Mellon Reports Earnings
April 21, 1998
Page 10


the Buck fees from the first quarter of 1998 and excluding the fees from the corporate trust business from the first quarter of 1997. The corporate trust business was sold in November 1997. Mutual fund administration/custody revenue increased $3 million, or 10%, in the first quarter of 1998, compared with the prior-year period. These increases resulted primarily from new business and higher transaction volumes.

The 8% increase in cash management fees and deposit transaction charges in the first quarter of 1998, compared with the prior-year period, primarily resulted from higher volumes of business in customer receivables, payables and treasury management products.

The 8% increase in mortgage servicing fees in the first quarter of 1998, compared with the prior-year period, resulted from a higher level of mortgage servicing rights.

The 68% increase in foreign currency and securities trading revenue in the first quarter of 1998, compared with the prior-year period, was attributable to higher foreign exchange fees earned as a result of higher levels of customer activity, primarily in the Corporation's global custody business, and market volatility.

Other fee revenue increased $17 million in the first quarter of 1998, compared with the prior-year period. This increase resulted, in part, from fees generated by Dreyfus Brokerage Services, Inc., as well as from higher gains from the sale of equity securities and other assets and the realization of lease residuals.

Mellon Reports Earnings
April 21, 1998
Page 11


Excluding the $43 million gain on the sale of the corporate trust business in November 1997, fee revenue increased $34 million in the first quarter of 1998, compared with the fourth quarter of 1997. This increase primarily resulted from the seasonal fees from the electronic filing of income tax returns in the first quarter of 1998, as well as higher gains on the sale of assets and equity securities, partially offset by lower syndication fees. Fee revenue in the first quarter of 1998 compared with the fourth quarter of 1997 was also impacted by two fewer days in the first quarter of 1998 compared with the prior quarter. Many of the Corporation's fee based businesses earn and record revenue on a daily basis and therefore reported results are impacted by the number of days in the reporting periods.

Operating Expense
-----------------
                                                   Quarter ended
                                         ---------------------------------
                                         March 31,    Dec. 31,   March 31,
(dollar amounts in millions)                  1998        1997        1997
--------------------------------------------------------------------------
Staff expense                                 $357        $354        $268
Net occupancy expense                           56          64          52
Professional, legal and
 other purchased services                       61          72          46
Equipment expense                               39          65          36
Amortization of mortgage servicing assets
 and purchased credit card relationships        45          33          28
Amortization of goodwill
 and other intangible assets                    30          26          27
Other expense                                  109         108         108
--------------------------------------------------------------------------
   Operating expense before trust-
    preferred securities expense and
    net revenue from acquired property         697         722         565
Trust-preferred securities expense              20          19          20
Net revenue from acquired property              (1)        (12)         (3)
--------------------------------------------------------------------------
   Total operating expense                    $716        $729        $582
--------------------------------------------------------------------------
Average full-time equivalent staff          27,900      27,500      25,200
--------------------------------------------------------------------------
Efficiency ratio (a)                           65%         67%         62%
Efficiency ratio excluding amortization
 of goodwill and other intangible assets       62%         65%         59%
--------------------------------------------------------------------------

(a) Operating expense before trust-preferred securities expense and net revenue from acquired property, as a percentage of revenue, computed on a taxable equivalent basis, excluding gains on the sale of securities.

Mellon Reports Earnings
April 21, 1998
Page 12


Operating expense before trust-preferred securities expense and net revenue from acquired property increased $132 million, or 23%, in the first quarter of 1998, compared with the prior-year period, resulting from the Buck, Dreyfus Brokerage Services, Inc., Mellon United National Bank and Mellon 1st Business Bank acquisitions, higher amortization of mortgage servicing assets, as well as from business growth. Excluding the effect of acquisitions and the increase in the amortization of mortgage servicing assets and purchased credit card relationships, operating expense before trust-preferred securities expense and net revenue from acquired property increased approximately 4%.

Staff expense increased $89 million in the first quarter of 1998, compared with the prior-year period, primarily from the above acquisitions as well as an increase in performance-based incentive expense and higher expense of temporary help and contract programmers.

Net occupancy expense increased $4 million in the first quarter of 1998, compared with the prior-year period, primarily from acquisitions. Professional, legal and other purchased services increased $15 million in the first quarter of 1998, compared with the prior-year period, primarily from an increase in consulting expenses related to business growth and reengineering initiatives, and from the acquisitions.

The amortization of mortgage servicing assets and purchased credit card relationships increased $17 million in the first quarter of 1998, compared

Mellon Reports Earnings
April 21, 1998
Page 13


with the prior-year period, resulting from a higher level of mortgage servicing rights and an acceleration of amortization due to a higher level of mortgage prepayments.

Operating expense before trust-preferred securities expense and net revenue from acquired property decreased $25 million in the first quarter of 1998, compared with the fourth quarter of 1997. This decrease primarily resulted from the one-time expense of upgrading computer hardware, write-downs related to the consolidation of branch and processing locations and higher consulting expenses in the fourth quarter of 1997, offset, in part, by an increase in the first quarter of 1998 in the amortization of mortgage servicing assets and the effect of acquisitions.

Income Taxes
------------

The Corporation's effective tax rate for the first quarter of 1998 was 35.3%, compared with 36.3% for the first quarter of 1997. It is currently anticipated that the effective tax rate will remain at approximately 35.3% for the remainder of 1998.

Mellon Reports Earnings
April 21, 1998
Page 14


Nonperforming Assets
--------------------

                                      March 31,     Dec. 31,    March 31,
(in millions)                              1998         1997         1997
--------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                        $ 56         $ 52         $ 52
  Commercial real estate                     53           49           14
  Other domestic                             33           32           29
--------------------------------------------------------------------------
     Total nonperforming loans              142          133           95
Acquired property:
  Real estate acquired                       53           52           80
  Reserve for real estate acquired           (9)          (9)          (9)
--------------------------------------------------------------------------
     Net real estate acquired                44           43           71
  Other assets acquired                       5            5            4
--------------------------------------------------------------------------
     Total acquired property                 49           48           75
--------------------------------------------------------------------------
     Total nonperforming assets            $191         $181         $170
--------------------------------------------------------------------------
Nonperforming loans as a
 percentage of total loans                 .47%         .46%         .35%
Nonperforming assets as a percentage of
 total loans and net acquired property     .63%         .62%         .62%
--------------------------------------------------------------------------

Nonperforming assets increased $10 million from December 31, 1997. This increase resulted primarily from the reclassification of $10 million of commercial real estate loans to nonperforming loans and $2 million to real estate acquired from segregated assets following the expiration of the loss-sharing arrangement with the FDIC on January 1, 1998. In addition, the acquisitions of Mellon United National Bank and Mellon 1st Business Bank added $6 million to nonperforming loans. The ratio of nonperforming assets to total loans and net acquired property was .63% at March 31, 1998. This ratio has been lower than 1% for 15 consecutive quarters.

The $21 million increase in nonperforming assets from March 31, 1997, primarily resulted from the same factors responsible for the increase from December 31, 1997, as well as the addition of a commercial real estate loan to nonperforming status, partially offset by a lower level of OREO, due to dispositions.

Mellon Reports Earnings
April 21, 1998
Page 15


Reserve for Credit Losses
-------------------------
                                          March 31,    Dec. 31,   March 31,
(in millions)                                  1998        1997        1997
----------------------------------------------------------------------------
Reserve for credit losses                      $496        $475        $518
Reserve as a percentage of total loans        1.63%       1.63%       1.88%
----------------------------------------------------------------------------


The $21 million increase in the reserve for credit losses from December 31, 1997, resulted from the addition of $24 million of reserves acquired in the Mellon United National Bank and Mellon 1st Business Bank acquisitions.

Selected Capital Data
---------------------

(in millions, except                   March 31,      Dec. 31,   March 31,
per share amounts)                          1998          1997        1997
---------------------------------------------------------------------------
Common shareholders' equity              $ 4,086       $ 3,652     $ 3,503
Common shareholders' equity
 to assets ratio                           8.62%         8.13%       8.33%

Tangible common shareholders' equity     $ 2,168       $ 2,227     $ 2,289
Tangible common shareholders'
 equity to assets ratio (a)                4.76%         5.12%       5.60%

Total shareholders' equity               $ 4,086       $ 3,845     $ 3,696
Total shareholders' equity
 to assets ratio                           8.62%         8.56%       8.79%

Tier I capital ratio                        6.8 (b)      7.77        8.74
Total (Tier I and Tier II)
 capital ratio                             11.2 (b)     12.73       13.65
Leverage capital ratio                      7.0 (b)      8.02        8.75

Book value per common share              $ 15.70       $ 14.39     $ 13.60
Tangible book value per common share        8.33          8.77        8.88

Closing common stock price                 63.50         60.63      36.375
Market capitalization                     16,523        15,386       9,372
Common shares outstanding (000)          260,210       253,786     257,662
---------------------------------------------------------------------------

(a) Common shareholders' equity less goodwill and other intangibles divided by total assets less goodwill and other intangibles.
(b)  Estimated.


The increase in shareholders' equity at March 31, 1998, compared with March 31, 1997, primarily reflects earnings retention. The increase in

Mellon Reports Earnings
April 21, 1998
Page 16


shareholders' equity at March 31, 1998, compared with December 31, 1997, also reflects the common shares issued in the Mellon United National Bank acquisition. During the first quarter of 1998, the Corporation issued approximately 5 million shares of common stock in connection with the Mellon United National Bank acquisition. These shares were repurchased in 1997. There were no common stock repurchases in the first quarter of 1998.

Also impacting total shareholders' equity was the February 1998 redemption of the $200 million Series K preferred stock. The quarter's net income applicable to common stock included an additional $7 million charge, or $.03 per share, for issue costs recorded as preferred stock dividends in connection with the redemption of the Series K preferred stock.

The decrease in the Corporation's regulatory capital ratios, compared with December 31, 1997 and March 31, 1997, reflects a higher level of risk-adjusted assets, and goodwill and other intangibles resulting from acquisitions as well as the effect of the preferred stock redemption.

The Corporation's average level of common stock and stock equivalents used for the computation of diluted earnings per common share in the first quarter of 1998 was approximately 263 million, virtually unchanged compared with the first quarter of 1997.

                                 SUMMARY DATA
                            Mellon Bank Corporation
                              Five Quarter Trend


 (dollar amounts in millions,                           Quarter ended
 except per share amounts;         ------------------------------------------------------
 common shares in thousands)        March 31,   Dec. 31,  Sept. 30,   June 30,  March 31,
                                        1998       1997       1997       1997       1997
                                    ---------   --------  ---------   --------  ---------
Selected key data
-----------------
  Net income per common share (a)     $   .78    $   .75    $   .73    $   .71    $   .69
  Tangible net income per
    common share (a)(b)               $   .88    $   .83    $   .80    $   .79    $   .77
  Net income applicable to
    common stock                      $   206    $   191    $   191    $   186    $   182
  Tangible net income applicable
   to common stock (b)                $   231    $   212    $   211    $   206    $   203

  Return on common shareholders'
    equity (c)                          21.6%      21.2%      21.6%      21.9%      21.2%
  Return on tangible common
   shareholders' equity (b)(c)          43.3%      38.3%      37.6%      37.7%      36.3%
  Return on assets (c)                  1.89%      1.75%      1.81%      1.79%      1.83%
  Return on tangible assets (b)(c)      2.18%      2.00%      2.05%      2.04%      2.09%
  Common equity to assets               8.62%      8.13%      8.25%      7.72%      8.33%
  Tangible common equity to assets      4.76%      5.12%      5.37%      5.13%      5.60%
  Fee revenue as a percentage of
    total revenue (FTE)                   66%        66%        63%        59%        59%
  Efficiency ratio excluding
    amortization of intangibles           62%        65%        62%        59%        59%
  Average common shares and
    equivalents outstanding:
      Basic                           257,714    253,886    255,081    254,508    258,010
      Diluted                         263,136    259,430    260,306    259,475    263,204

Average balances for the period
-------------------------------
  Money market investments            $ 1,712    $ 1,397    $ 1,231    $ 1,081    $ 1,032
  Trading account securities              242        159        171        210        161
  Securities                            5,301      5,293      5,469      5,600      6,018
  Loans                                29,389     28,476     27,596     27,806     27,404
  Total interest-earning assets        36,644     35,325     34,467     34,697     34,615
  Total assets                         46,229     44,266     42,879     42,413     42,187
  Total tangible assets                44,518     42,888     41,588     41,207     40,964
  Deposits                             32,725     31,085     30,349     30,113     30,280
  Total interest-bearing
    liabilities                        29,348     28,123     27,266     27,830     27,485
  Common shareholders' equity           3,873      3,573      3,520      3,393      3,490
  Tangible common shareholders'
    equity                              2,162      2,195      2,229      2,187      2,267
  Total shareholders' equity            3,974      3,766      3,713      3,586      3,735

_______________________
(a) Diluted.
(b) Excludes the after-tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.
(c) Annualized.
Note: All calculations are based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation
                              Five Quarter Trend


                                                         Quarter ended
                                       --------------------------------------------------
(in millions, except per               March 31,  Dec. 31,  Sept. 30,  June 30, March 31,
  share amounts)                            1998      1997       1997      1997      1997
                                       ---------  --------  ---------  -------- ---------
Interest revenue
----------------
Interest and fees on loans (loan
 fees of $17, $23, $22, $19 and $17)       $ 577     $ 577      $ 567     $ 571     $ 553
Interest-bearing deposits with banks           9         6          6         7         7
Federal funds sold and securities
 under resale agreements                      13        10          9         6         5
Other money market investments                 1         2          2         1         1
Trading account securities                     4         2          2         3         2
Securities                                    90        88         94        96        99
                                           -----     -----      -----     -----     -----
     Total interest revenue                  694       685        680       684       667

Interest expense
----------------
Interest on deposits                         229       224        220       219       215
Federal funds purchased and securities
 under repurchase agreements                  24        22         17        20        18
Other short-term borrowings                   28        29         28        28        20
Notes and debentures                          48        49         49        47        44
                                           -----     -----      -----     -----     -----
     Total interest expense                  329       324        314       314       297
                                           -----     -----      -----     -----     -----
     Net interest revenue                    365       361        366       370       370
Provision for credit losses                   15        73         25        25        25
                                           -----     -----      -----     -----     -----
     Net interest revenue after
      provision for credit losses            350       288        341       345       345

Noninterest revenue
-------------------
Trust and investment fee revenue             386       387        375       283       266
Cash management and deposit
 transaction charges                          61        65         62        59        56
Mortgage servicing fees                       55        56         53        53        51
Foreign currency and securities
 trading revenue                              41        36         32        25        25
Credit card fees                              24        24         24        25        24
Gain on sale of corporate trust business       -        43          -         -         -
Other                                        131        96         89        95       114
                                           -----     -----      -----     -----     -----
     Total fee revenue                       698       707        635       540       536
Gains on sales of securities                   -         -          -         -         -
                                           -----     -----      -----     -----     -----
     Total noninterest revenue               698       707        635       540       536

Operating expense
-----------------
Staff expense                                357       354        344       276       268
Net occupancy expense                         56        64         55        54        52
Professional, legal and other
 purchased services                           61        72         55        46        46
Equipment expense                             39        65         38        36        36
Amortization of mortgage servicing
 assets and purchased credit card
 relationships                                45        33         29        28        28
Amortization of goodwill and other
 intangible assets                            30        26         25        27        27
Other expense                                109       108        105       104       108
Trust-preferred securities expense            20        19         20        19        20
Net revenue from acquired property            (1)      (12)        (1)       (3)       (3)
                                           -----     -----      -----     -----     -----
     Total operating expense                 716       729        670       587       582
                                           -----     -----      -----     -----     -----
     Income before income taxes              332       266        306       298       299
Provision for income taxes                   117        71        111       108       108
                                           -----     -----      -----     -----     -----
     Net income                              215       195        195       190       191
Dividends on preferred stock                   9         4          4         4         9
                                           -----     -----      -----     -----     -----
     Net income applicable to
      common stock                         $ 206     $ 191      $ 191     $ 186     $ 182
                                           =====     =====      =====     =====     =====
Basic net income per common share          $ .80     $ .76      $ .75     $ .73     $ .70
                                           =====     =====      =====     =====     =====
Diluted net income per common share        $ .78     $ .75      $ .73     $ .71     $ .69
                                           =====     =====      =====     =====     =====


                     CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation



(dollar amounts in millions)                        March 31,      Dec. 31,     March 31,
                                                         1998          1997          1997
                                                    ---------      --------     ---------
Assets
------
Cash and due from banks                               $ 3,312       $ 3,650       $ 2,915
Money market investments                                1,263         1,008           859
Trading account securities                                140            75           110
Securities available for sale                           3,547         2,767         3,376
Investment securities (approximate fair
 value of $2,022, $2,118 and $2,274)                    1,987         2,082         2,306
Loans, net of unearned discount of
  $64, $48 and $50                                     30,343        29,142        27,525
Reserve for credit losses                                (496)         (475)         (518)
                                                      -------       -------       -------
     Net loans                                         29,847        28,667        27,007
Premises and equipment                                    557           573           572
Acquired property, net of reserves of
 $9, $9 and $9                                             49            48            75
Goodwill and other intangibles                          1,918         1,425         1,214
Mortgage servicing assets and purchased
 credit card relationships                              1,130         1,075           849
Other assets                                            3,664         3,522         2,785
                                                      -------       -------       -------
     Total assets                                     $47,414       $44,892       $42,068
                                                      =======       =======       =======



Liabilities
-----------
Deposits in domestic offices                          $30,461       $27,929       $27,258
Deposits in foreign offices                             2,635         3,376         2,678
Short-term borrowings                                   4,054         3,744         3,130
Other liabilities                                       2,184         2,434         1,804
Notes and debentures (with original
 maturities over one year)                              3,003         2,573         2,512
                                                      -------       -------       -------
     Total liabilities                                 42,337        40,056        37,382

Trust-preferred securities
--------------------------
Guaranteed preferred beneficial interests
 in Corporation's junior subordinated
 deferrable interest debentures                           991           991           990

Shareholders' equity
--------------------
Preferred stock                                             -           193           193
Common shareholders' equity:
  Common stock - $.50 par value
   Authorized - 400,000,000 shares
   Issued - 294,330,960 (a); 294,330,960 (a);
     and 147,165,480 shares                               147           147            74
  Additional paid-in capital                            1,855         1,818         1,875
  Retained earnings (b)                                 3,003         2,884         2,576
  Accumulated unrealized gains (losses),
   net of tax (b)                                          30            21           (45)
  Treasury stock of 34,120,588 (a);
   40,545,114 (a); and 18,334,060 shares at cost         (949)       (1,218)         (977)
                                                      -------       -------       -------
     Total common shareholders' equity                  4,086         3,652         3,503
                                                      -------       -------       -------
     Total shareholders' equity                         4,086         3,845         3,696
                                                      -------       -------       -------
     Total liabilities, trust-preferred
      securities and shareholders' equity             $47,414       $44,892       $42,068
                                                      =======       =======       =======

_________________
(a) Reflects the two-for-one common stock split distributed on June 2, 1997.
(b) Presented in accordance with the requirements of Financial Accounting Standard No. 130, "Reporting Comprehensive Income." Prior-period amounts have been restated.